[Georgia]

Recording requested by and when recorded mail to:


Kenneth S. Witt
Freeborn & Peters
950 Seventeenth Street
Denver, Colorado 80202


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STATE OF GEORGIA

COUNTY OF FULTON


                  FIRST OPEN END LEASEHOLD DEED TO SECURE DEBT,
                     SECURITY AGREEMENT, FINANCING STATEMENT
                             AND ASSIGNMENT OF RENTS

            THIS LEASEHOLD DEED TO SECURE DEBT, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS ("Leasehold Deed") made and given as of this 12th day of February 1997, made by ("Grantor"), in favor of CAMERON CAPITAL LTD., a Bermuda corporation, having an office at 10 Cavendish Road, Hamilton HM 19, Bermuda ("Grantee"), as Agent for the Lenders who are parties to the Loan Agreement referred to below (the "Lenders").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof among Grantor, the Grantee and the Lenders (as such Loan and Security Agreement may be extended, supplemented, modified, restated or otherwise changed, the "Loan Agreement"), the Lenders may from time to time make loans and extend financial accommodations to Grantor, which loans shall consist of line of credit loans in the maximum principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Line of Credit Loan") and a term loan in the principal amount of Four Million and No/100 Dollars ($4,000,000.00) ("Term Loan") (the Line of Credit Loan and Term Loan being collectively referred to herein as the "Loan") (the Loan Agreement and all other documents, instruments and agreements entered into in connection therewith are hereinafter sometimes jointly referred to as the "Loan Documents"); and


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

            WHEREAS, the Loan shall mature on the dates and shall bear interest at the rates specified in the Loan Agreement; and

            WHEREAS, Grantee has required as a condition, among others, to its execution and delivery of the Loan Agreement that Grantor enter into this Leasehold Deed and grant Grantee the liens and security interests referred to herein to secure the prompt and complete payment, observance and performance of all of the "Obligations" (as defined in the Loan Agreement), that Grantor execute and deliver this Leasehold Deed to Grantee; and

            WHEREAS, the Obligations secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of Fifteen Million Dollars and 00/100 ($15,000,000.00), provided, that the foregoing limitation shall apply only to the lien upon the leasehold estate created by this Leasehold Deed, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Grantee under the provisions of the Loan Agreement or under any other security agreement at any time executed by Grantor;

            NOW THEREFORE, FOR AND IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure (i) the indebtedness of Grantor hereinafter set forth, (ii) all amounts, sums and expenses paid hereunder by Grantee according to the terms hereof and (iii) all other obligations and liabilities of Grantor hereunder, together with interest on the said indebtedness, obligations, liabilities, amounts, sums and expenses (all of the aforesaid are hereinafter collectively referred to as the "Indebtedness"), Grantor hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to Grantee and the successors and assigns of Grantee its respective interest in and to, all of the following described land and interests in land, estates, easements, tenements, rights, improvements, property, fixtures, machinery and equipment (collectively, the "Secured Property"):

      THAT CERTAIN estate for years and leasehold estate of, in and to all that tract or parcel of land lying and being in Land Lot 99, of the 17th District, Fulton County, State of Georgia, which land (the "Land") is more particularly described on Exhibit A attached hereto and made a part hereof, being the leasehold estate created by, arising under an by virtue of that certain Ground Lease from 3030 Peachtree, L.L.C to Country Star Restaurants, Inc., dated March 9, 1995, a short form of which is recorded at Deed Book _______, page ______, Fulton County, Georgia records; and including all of Borrower's right, title and interest as lessee or tenant or otherwise in and to said leaseshold estate and in and to the Ground Lease, including but not limited to, all rights ot possession of the Land and the other property described in the Gound Lease and any and all rights set forth in the Ground Lease with respect to the extension and renewal fo the Ground Lease by lessee; and, subject to the restrictions hereinafter set forth, together with all extensions and revewals of, modifications and amendments to, and replacements of, the Ground Lease.

            TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Grantor may now have


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

or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto and, (b) all hereditaments, gas, oil, minerals, and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "Property Rights"); and

            TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Grantor may now have or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment of Grantor to the extent deemed fixtures under law; and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all of the foregoing items in this paragraph being referred to as the "Fixtures"); as well as all personal property and equipment of every nature whatsoever now or hereafter located in or on the Premises, including but not limited to (c) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Grantor; (d) all apparatus, machinery, equipment and appliances of Grantor not included as Fixtures; (e) all items of furniture, furnishings and personal property of Grantor; and (f) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (c)-(e) (the items described in the foregoing (c)-(f) and any other personal property referred to in this paragraph being the "Personal Property") and in and to the proceeds of the Personal Property. It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Grantor (referred to collectively herein as the "Real Property") shall, so far as determined by law, be part and parcel of the Land and for the purpose of this Leasehold Deed to be real estate and covered by this Leasehold Deed. It is mutually agreed, intended and declared that the premises and all of the Property Rights and Fixtures owned by Grantor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Leasehold Deed to be real estate and covered by this Leasehold Deed. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Uniform Commercial Code, by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at the Grantee's sole election; and

            TOGETHER WITH all the estate, right, title and interest of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Loan Agreement) the Grantee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acceptances therefor, and to apply the same as provided in the Loan Agreement for application of payments; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. (The rights and interests described in this paragraph shall hereinafter be called the "Intangibles").

            As additional security for the Obligations secured hereby, Grantor does (i) hereby pledge and assign to Grantee from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all present and future subleases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Grantee all such subleases and agreements (including all Grantor's rights under any contracts for the sale of any portion of the Real Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Subleases"). Grantee hereby grants to Grantor the right to collect and use the Rents as they become due and payable under the Subleases, but not more than one (1) month in advance thereof, unless an "Event of Default" (as defined in the Loan Agreement) shall have occurred provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment shall be subject to the rights of the Grantee under this Leasehold Deed. Grantor further agrees to execute and deliver such assignments of subleases or assignments of land sale contracts as Grantee may from time to time request. In the event of an Event of Default (1) the Grantor agrees, upon demand, to deliver to the Grantee all of the Subleases with such additional assignments thereof as the Grantee may request and agrees that the Grantee may assume the management of the Real Property and collect the Rents, applying the same upon the Obligations in the manner provided in the Loan Agreement, and (2) the Grantor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Subleases to the Grantee upon request of the Grantee. Grantor hereby appoints Grantee as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Grantee and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Grantee to make or cause to be made any repairs that may be needful or necessary and (ii) Grantee agrees that until such Event of Default as aforesaid, Grantee shall permit Grantor to perform the aforementioned


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

management responsibilities. Upon Grantee's receipt of the Rents, at Grantee's option, it may pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) the balance of the Rents pursuant to the provisions of the Loan Agreement. This power of attorney and assignment of rents shall be irrevocable until this Leasehold Deed shall have been satisfied and released of record and the releasing of this Leasehold Deed shall act as a revocation of this power of attorney and assignment of rents. Grantee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Loan Agreement.

            All of the property described above, and each item of property therein described, not limited to but including the Lease, the Land, the Premises, the Property Rights, the Fixtures, the Personal Property, the Real Property, the Intangibles, the Rents and the Subleases, is herein referred to as the "Mortgaged Property." Notwithstanding the foregoing, the term "Mortgaged Property" shall include all right, title and interest of Grantor in and to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent such use benefits the Mortgaged Property, including without limitation, all reservations, commitments or receipts covering any such use, whether now or hereafter acquired.

            Nothing herein contained shall be construed as constituting the Grantee a Grantee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Grantee. Nothing contained in this Leasehold Deed shall be construed as imposing on Grantee any of the obligations of the sublessor under any sublease of the Mortgaged Property in the absence of an explicit assumption thereof by Grantee. In the exercise of the powers herein granted to the Grantee, no liability shall be asserted or enforced against the Grantee, all such liability being expressly waived and released by Grantor.

      TO HAVE AND TO HOLD the Secured Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee, its successors and assigns, as an estate for years in accordance with the Lease.

      THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Secured Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness liabilities and obligations:

      (a) The debt evidenced by the Loan Agreement in the maximum principal amount of Fifteen Millions and NO/100 Dollars ($15,000,000.00) together with any and all renewal or renewals, modification or modifications and extension or extensions of the Indebtedness evidenced thereby, and together with any and all accrued and unpaid interest thereon;

      (b) Any and all additional advances made by Grantee to protect or preserve the Secured

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

Property or the lien or security title thereof on the Secured Property or to pay taxes, to pay premiums on insurance on the Secured Property, or to repair or maintain the Secured Property, or to complete improvements on the Secured Property (whether or not the original Grantor remains the Owner of the Secured Property at the time of such advances, and whether or not the original Grantee remains the owner of the Indebtedness and this instrument);

      (c) Any and all expenses incident to the collection of the Indebtedness secured hereby, the foreclosure hereof by action in any court, or by exercise of the power of sale herein contained; and

      (d) The full and prompt payment and performance of any and all obligations or covenants of Grantor to Grantee under the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness evidenced by the Loan Documents.

      The following provisions shall also constitute an integral part of this Leasehold Deed:

            1. Payment of Taxes on the Leasehold Deed. Grantor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Leasehold Deed or shall levy, assess, or charge any tax, assessment or imposition upon this Leasehold Deed or the credit or indebtedness secured hereby or the interest of Trustee or Grantee in the Premises or upon Trustee or Grantee by reason of or as holder of any of the foregoing, then Grantor shall pay for such documentary stamps in the required amount and deliver them to Grantee or pay (or reimburse Grantee for) such taxes, assessments or impositions and, unless all such documentary stamps, taxes, assessments and impositions are paid or reimbursed by Grantor when and as they become due and payable, all sums hereby secured shall become immediately due and payable, at the option of Grantee, notwithstanding anything contained herein or in any law heretofore or hereafter enacted. Grantor agrees to exhibit to Grantee, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Grantor is required or elects to pay under this paragraph. Grantor agrees to indemnify Trustee and Grantee against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations and regardless of whether this Leasehold Deed shall have been released.

            2.    Security Agreement.

                   (a) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, contract rights, accounts and general intangibles either referred to or described in this Security Deed, or in any way connected with the use and enjoyment of the Secured Property by Grantor is concerned (other than any personal property expressly excluded pursuant to the granting clauses hereof) this Security Deed is hereby made and declared to be a security agreement, encumbering each and every item of personal property


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

included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. A financing statement or statements reciting this Security Deed to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Grantor and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or
(ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee's sole election. Grantor and Grantee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Grantor and Grantee that everything used in connection with the production of income from the Secured Property and/or adapted for use therein and/or which is described or reflected in this Security Deed, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the Premises, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or
(c) any such item is referred to or reflected in any such financing statements so filed at any time. Similarly, the mention of any such financing statements of the rights in and to (aa) the proceeds of any fire, casualty and/or hazard insurance policy, or (bb) any award in condemnation proceedings for a taking or for loss of value, or (cc) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Secured Property, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Grantee as determined by this instrument or impugning the priority of Grantee's lien granted hereby or by any other recorded document, but such mention in such financing statements is declared to be for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Grantee's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

                  (b) Grantor shall execute and deliver to Grantee, in form and substance satisfactory to Grantee, such "financing statements", real estate and related notice filing and such further assurances as Grantee may from time to time reasonably consider necessary to create, perfect and preserve Grantee's security interest herein granted, and Grantee may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

                  (c) The assignment and security interest herein granted shall not be deemed or construed to constitute Grantee as a "trustee in possession" of the Secured Property, to obligate Grantee to lease the Secured Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation duty or liability whatsoever under any of the leases or otherwise.

            3. Subleases Affecting the Real Property. Grantor agrees faithfully to perform all of its obligations under all present and future subleases or other agreements relative to the occu-

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


pancy of the Real Property at any time assigned to Grantee as additional security, and to refrain from any action or inaction which would result in termination of any such subleases or agreements or in the diminution of the value thereof or of the rents or revenues due thereunder. All future sublessees under any sublease of the Real Property, or any part thereof, made after the date of recording of this Leasehold Deed shall, at Grantee's option and without any further documentation, attorn to Grantee as sublessor if for any reason Grantee becomes sublessor thereunder, and, upon demand, pay rent to Grantee, and Grantee shall not be responsible under such sublease for matters arising prior to Grantee becoming sublessor thereunder.

            4. Use of the Real Property. Grantor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in Grantee's reasonable judgment, to impair Grantor's leasehold interest in such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use.

            5. Indemnification. Grantor shall not use or permit the use of any part of the Real Property for any illegal purpose, including, without limitation, the violation of any environmental laws, statutes, codes, regulations or practices. Without limiting any indemnification Grantor has granted in the Loan Agreement, Grantor agrees to indemnify and hold harmless Trustee and Grantee from and against any and all losses, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and paralegals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with the (i) construction, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Grantor, any sublessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (iv) any other transaction arising out of or in any way connected with the Mortgaged Property.

            6. Insurance. Grantor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of Trustee and Grantee, until the Obligations are paid in full, insurance policies as specified in the Loan Agreement. In the event of a casualty loss, the net insurance proceeds from such insurance policies shall be paid and applied as specified in the Loan Agreement.

            7.  Condemnation  Awards.  Grantor  hereby  assigns to  Grantee,  as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use, and Grantor agrees that the proceeds of all such awards shall be paid and applied as specified in the Loan Agreement.

            8.  Remedies.

                  (a) Upon the occurrence of any Event of Default, Grantee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against

Grantor and in and to the Secured Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Grantee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of
Grantee: (1) declare the entire unpaid Indebtedness to be immediately due and payable; or (2) notify all subtenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Grantee and are to be paid directly to Grantee, and to enforce payment of all obligations owing on subleases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Grantee has taken possession of the Premises, and to exercise whatever rights and remedies Grantee may have under any assignment of rents and leases; or (3) enter into or upon the Premises, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Grantee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct the business thereat; (ii) complete any construction on the Premises in such manner and form as Grantee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Secured Property; (iv) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Grantee's rights under any assignment of rents and leases securing the loan; and
(v) apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all reasonable expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Secured Property, as well as just and reasonable compensation for the services of Grantee, its counsel, agents and employees; or
(4) institute proceedings for the complete foreclosure of this Security Deed either at law, in equity or pursuant to Paragraph 8 (b) herein, in which case the Secured Property may be sold for cash in one or more parcels; or (5) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Deed for the portion of the Indebtedness then due and payable (if Grantee shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Security Deed for the balance of the Indebtedness not then due;) or (6) sell for cash the Secured Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, in whole or in part, and as to the fee estate (or any lesser estate including only the leasehold estate), at Grantee's election, and such estates shall not merge unless elected by Grantee, at such time and place, upon such terms and after such notice thereof, as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, this Security Deed shall continue as a lien on the remaining portion of the Secured Property; or (7) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Lease Agreement or the Loan Agreement or other Loan Documents; or (8) recover judgment on the Loan Agreement or other Loan Documents either before, during or after any proceedings for the enforcement of this Security Deed; or (9) apply for the appointment of a trustee, receiver, liquidator or conservator of the Secured Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Grantor, any guarantor, or any other person, firm or other entity liable for the payment of the Indebtedness; or (10) pay or perform any default in the payment, performance or observance of any term, covenant or condition of this Security Deed, and all payments made or costs or expenses incurred by Grantee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon as provided above, the necessity for any such actions and of the amounts to be paid to be in the sole judgment of Grantee, and Grantee may enter and authorize others to enter upon the Secured Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor; or (11) pursue such other remedies as Grantee may have under applicable law, in equity or under this Security Deed, or any of the other Loan Documents; or (12) pursue any remedy available to Grantee under the Guaranty or any other guaranty.

                  (b) If an Event of Default shall have occurred, Grantee, at its option, may sell the Secured Property or any part of the Secured Property at public sale or sales at the usual place for conducting sales in the county in which the Secured Property or any part of the Secured Property is situated, to the highest bidder for cash, in order to pay the Indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys' fees, actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county, all other notice being hereby waived by Grantor. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Secured Property or any part of the Secured Property in fee simple or leasehold estate, as applicable, with full warranties of title (or without warranties of Grantee shall so elect) and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Secured Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness secured hereby. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed atenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                  (c) The  proceeds  of any sale made under or by virtue of this
Article II, together with any other sums which then may be held by Grantee under this Security Deed, whether under the provisions of this Article II or otherwise, shall be applied as follows:

      First: To the payment of the costs and expenses of any such sale, including reasonable compensation to Grantee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Grantee under this Security Deed, together with interest as provided herein on all advances made by Grantee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Secured Property shall have been sold.

      Second: To the payment of the whole amount then due, owing or unpaid upon the indebtedness evidenced by the Loan Agreement for principal, together with any and all applicable interest and late charges.

      Third:To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Security Deed, or any of the other Loan Documents.

      Fourth: To the payment of the surplus, if any after the payment of all the Indebtedness, to whomsoever may be lawfully entitled to receive the same. Grantee and any receiver of the Secured Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

                  (d) Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (e) Upon the completion of any sale or sales made by Grantee under or by virtue of this Article II, Grantee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchases a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Grantee is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Secured Property and rights so sold and for that purpose Grantee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that is said attorney or such substitute or substitutes hall lawfully do by virtue hereof. Any such sale or sales as to the portion of the Security Property sold and made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or degree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

                  (f) In the event of any sale made under or by virtue of this paragraph (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Loan Documents or in this Security Deed to the contrary notwithstanding, become due and payable.

                  (g) Upon any sale made under or by virtue of this paragraph (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or degree of foreclosure and sale), Grantee may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price be crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed.

                  (h) No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Secured Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Secured Property or any part thereof, or any liens, titles, rights, powers or remedies of Grantee hereunder, but such liens titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

                  (i) Grantor agrees, to the fullest extent permitted by law, that upon the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed, or the absolute sale of the Secured Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien or title hereof.

      Grantee, at is option, is authorized to foreclose this Security Deed subject to the rights of any subtenants of the Premises, and the failure to make any such subtenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a, defense to any proceedings instituted by Grantee to collect the sums secured hereby.

            9. Grantee's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Leasehold Deed, and if this Leasehold Deed is foreclosed upon, or judgment is entered upon any Obligations secured hereby, or if Grantee exercises its power of sale, execution may be made upon or Grantee may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Grantee's election.

            10. No Merger. In the event of a foreclosure of this Leasehold Deed or any other mortgage or Leasehold Deed securing the Obligations, the Obligations then due the Grantee shall not be merged into any decree of foreclosure entered by the court, and Grantee may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations.

            11. Notices. Except as otherwise provided herein, any notices, demands, consents, requests, approvals, undertakings or other instruments required or permitted to be given in connection with this Leasehold Deed (and all copies of such notices or other instruments as set forth below) shall be in writing, and shall be deemed to have been validly served, given or delivered if hand-delivered or if sent by a nationally recognized overnight delivery service, charges prepaid (effective two (2) business days following deposit with such delivery service), or if mailed (effective three (3) business days following deposit thereof at any main or branch United States Post Office) by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the party so notified as follows:

            if to Grantor:
                              Country Star Restaurants, Inc.
                            11150 Santa Monica Blvd.
                             Los Angeles, California
                              Attention: Chief Operating Officer
                            Telecopy No. 310.268.2208

            with copies to:
                              Zukerman Gore & Brandeis, LLP
                                900 Third Avenue
                            New York, New York 10022
                              Attention: Clifford Brandeis
                            Telecopy No. 212.223.6433

            if to Trustee or Grantee:
                              Cameron Capital Ltd.
                              10 Cavendish Road
                              Hamilton, HM 19
                              Bermuda
                              Attention: Nic Snelling
                              Telecopy No. 441.295.9022

            with a copy to:

                                Freeborn & Peters
                             950 Seventeenth Street
                                Denver, Colorado
                              Attention: Kenneth S. Witt
                            Telecopy No. 303.628.4240

Grantor or Grantee shall, from time to time, have the right to specify as the proper addressee and/or address for the purposes of this Leasehold Deed any other party or address in the United States upon giving five (5) days' written notice thereof.

            12. Extension of Payments. Grantor agrees that, without affecting the liability of any person for payment of the Obligations secured hereby or affecting the lien of this Leasehold Deed upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Trustee or Grantee of its rights and privileges hereunder), Grantee may at any time and from time to time, on request of the Grantor, without notice to any person liable for payment of any Obligations secured hereby, but otherwise subject to the provisions of the Loan Agreement, extend the time, or agree to alter or amend the terms of payment of such Obligations. Grantor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Obligations or the remainder of the security.

            13. Governing Law. Grantor and Grantee have agreed that the Loan is to be secured by collateral security located in different states. In addition, Grantor and Grantee have agreed that the law of the State of Georgia will govern the Loan and that the laws of the individual states in which such collateral security for the Loan is located will govern all matters with regard to such collateral security accordingly. Wherever possible, each provision of this Leasehold Deed shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Leasehold Deed shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Leasehold Deed.

            14. Satisfaction of Leasehold Deed. Upon full payment of all the Obligations, at the time and in the manner provided in the Loan Agreement, upon expiration of the Lease by passage of time, this conveyance or lien shall be null and void and, upon demand therefor following such payment, or expiration of the Lease by passage of time, as the case may be, a satisfaction of this Leasehold Deed or reconveyance of the Mortgaged Property shall promptly be provided by Grantee to Grantor.

            15. Successors and Assigns Included in Parties. This Leasehold Deed shall be binding upon the Grantor and upon the successors and assigns of the Grantor and shall inure to the benefit of the Trustee's and Grantee's respective successors and assigns; all references herein to the Grantor and to the Grantee shall be deemed to include their respective successors and assigns. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

            16. Interpretation with Other Documents. Notwithstanding anything in this Leasehold Deed to the contrary, in the event of a conflict or inconsistency between the Leasehold Deed and the Loan Agreement, the provisions of the Loan Agreement shall govern.

            17. Future Advances. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Leasehold Deed shall secure unpaid balances of the Obligations and other such extensions of credit made by Grantee to Grantor after this Leasehold Deed is filed for recordation in the official records of the county in which the Mortgaged Property is located, whether made pursuant to an obligation of Grantee or otherwise. Such Obligations and other extensions of credit may or may not be evidenced by notes executed pursuant to the Loan Agree ment. All future advances will have the same priority as the original advance.

            18. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Leasehold Deed shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Loan Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Leasehold Deed is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

            19. Changes. Neither this Leasehold Deed nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Grantor and Grantee relating to this Leasehold Deed shall be superior to the rights of the holder of any inter vening lien or encumbrance.

            20. Time of Essence. Time is of the essence with respect to the provisions of this Leasehold Deed.

            21. Required Notices. Grantor shall notify Grantee promptly of the receipt of any notice of default from the landlord under the Lease.

            22. Acquisition of Fee Interest. In the event Grantor acquires the fee interest in the Mortgaged Property, either pursuant to the terms of the Lease or otherwise, this Leasehold Deed shall continue in full force and effect against the Mortgaged Property until its release of record, and this Leasehold Deed shall become and remain a valid fee mortgage lien on the Mortgaged Property.

            23. General Covenants; Representations and Warranties. Grantor hereby covenants, represents and warrants that: (a) the Lease is a valid and subsisting demise of the premises which it demises for the full term thereof;
(b) there are no known existing defaults under the Lease on the part of Grantor and there are no existing defaults under the Lease on the part of any other person or persons obligated to act or refrain from acting by reason thereof; (c) Grantor has not assigned the Lease and there are no other assignments of the Lease; (d) the lessor under the Lease had good right to demise the premises therein demised; (e) the Lease is in full force and effect without any condition pending which would by the passage of time ripen into a default; and (f) there have been no amendments to the Lease.

            24. Lease and Subleases affecting the Mortgaged Property. Grantor agrees faithfully to perform all of its obligations under the Lease, all future subleases, or other agreements relative to the occupancy of the Mortgaged Property at any time assigned to Grantee as additional security, and to refrain from any action or inaction which would result in termination of the Lease, or of any such other subleases, or agreements, or in the diminution of the value thereof or of the rents or revenues due thereunder. Grantor further agrees that any future sublease of the Mortgaged Property made after the date of recording of this Leasehold Deed shall contain a covenant to the effect that such sublessee shall, at Grantee's option, agree to attorn to Grantee as sublessor and, upon demand, to pay rent to Grantee. Grantor shall not, without the prior written approval of Grantee in each instance, (i) make or enter into any sublease of all or any part of the Mortgaged Property; (ii) change, amend, modify, or assign in any manner whatsoever the Lease or any sublease thereof;
(iii) terminate or cancel, surrender or accept a surrender of, suffer or permit any cancellation, termination or surrender of, the Lease, any sublease, or any leasehold estate in any manner whatsoever; or (iv) receive, collect or accept or permit the receipt, collection or acceptance of any prepayment of rent or other charges under any sublease for more than one (1) month except that the Grantor may, at the execution of a sublease, accept any rent security deposits.

            25. Excess Interest. In no event shall any interest rate hereunder exceed the maximum rate permissible for corporate Grantors under applicable law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in further months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under the Loan Agreement, the total amount of interest paid or accrued under the terms of the Loan Agreement is less than the total amount of interest which would, but for this paragraph, have been paid or accrued if the interest rates otherwise set forth in the Loan Agreement had at all times been in effect, then Grantor shall, to the extent permitted by applicable law, pay Lenders an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in the Loan Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under the Loan Agreement. In the event that a court determines that any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Lender shall refund to Borrower such excess.

      26. Payment of Rent and Performance Under Ground Lease and Other
Agreements.

      (a) Borrower shall pay or cause to be paid, not later than the date upon which same becomes due and payable pursuant to the provisions of the Ground
Lease, all rent, additional rent and other payments required to be paid by Borrower under the Ground Lease according to the terms, conditions and provisions of the Ground Lease. Borrower shall forward to Lender, simultaneously with the transmittal of such payment, a photostatic copy of such transmittal of payment, which copy shall be certified by Borrower as being true, correct and complete and as being delivered by Borrower to the party designated on such date. Within ten (10) days after the date of each such payment, Borrower shall deliver to Lender the original or photostatic copy of the official receipt evidencing such payment or other proof of payment satisfactory to lender.

      (b) At the sole cost and expense of Borrower, Borrower shall duly and punctually observe and perform all of the covenants, duties, obligations and agreements of the lessee or tenant under the Ground Lease in strict accordance with the terms, conditions and provisions thereof, shall not do or permit to be done anything to impair the Lender's security, shall enforce the performance and observance of each and every covenant and condition of the Ground Lease to be performed or observed by any other party to the Ground Lease and shall otherwise maintain the Ground Lease as a valid and subsisting estate for years and leasehold estate in full force and effect in accordance with the terms, conditions and provisions thereof without threat of termination of the Ground Lease or diminishment of the leasehold estate demised thereby.

      (c) In the event Borrower defaults under the terms, conditions or provisions of the Ground Lease, or Borrower receives any notice from any Lessor under the Ground Lease or otherwise of the occurrence of a default or event of default on the part of the Borrower or any other party under the Ground Lease, or Borrower receives any notice from any Lessor under the Ground Lease or otherwise of the occurrence of, or failure of, any condition under the Ground Lease or any other circumstance pursuant to which the Ground Lease may be terminated or canceled or the leasehold estate may otherwise be diminished, Borrower shall within three (3) days of the commission of such default or of the receipt of such notice of default or other occurrence, notify Lender of the occurrence of such default or event of default or occurrence and provide Lender in such notification with a copy of such notice of default. Without diminishing in any respect Lender's rights hereunder or otherwise, Borrower shall in such notification and at all times thereafter provide Lender with such information as Lender may require with respect to the nature of such default, the steps Borrower is taking (or proposes to take) with respect thereto and any other information which Lender may require. Borrower shall take any and all actions as are necessary to avoid termination of the Ground Lease, including the institution of legal proceedings to enforce the Ground Lease, and Borrower shall appear in and defend any action or proceeding arising under or in any manner connected with the Ground Lease, or the obligations or liabilities of Borrower as the lessee thereunder.

      (d)   Borrower warrants, represents and certifies that:

            (i) The Borrower is the sole owner and holder of the entire lessee's interest in the Ground Lease and of the leasehold estate created thereby, free and clear of any and all liens, security interests and encumbrances, but subject only to those title exceptions listed on Exhibit B attached hereto and made a part hereof. Borrower has made no assignment other than this Mortgage of any of the rights of Borrower under the Ground Lease.

            (ii) The Ground Lease is a valid and subsisting estate for years of, in and to the Land and of the other property described therein and purported to be demised thereunder for the term therein set forth. The Ground Lease is valid and enforceable and in full force and effect in accordance with the terms, conditions and provisions thereof and has not been altered, modified or amended in any manner whatsoever except as expressly set forth herein.

            (iii) Neither the Borrower nor the lessor under the Ground Lease is in default under any of the terms, covenants or conditions thereof nor does there exist any event of default or any state of facts or condition which would with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of said lessor or Borrower under any of said terms, covenants or conditions or otherwise impair, reduce or otherwise alter the leasehold estate conveyed thereunder.

            (iv) Borrower is not prohibited under any judgment, court decree, administrative regulation, administrative ruling, ordinance, law or other ruling applicable to Borrower, from the execution and delivery of this Mortgage and of the assignment of Borrower's interest in the Ground Lease, the performance of each and every obligation of Borrower hereunder and under the Ground Lease and the meeting of each and every condition herein or in the Ground Lease contained.

            (v) That no action has been brought or threatened which would in any manner interfere with the right of Borrower to execute this Assignment and to perform all of Borrower's obligations contained in this Assignment or under the Leases.

            (vi) The copy of the Ground Lease provided by Borrower to Lender is a true, correct and complete copy thereof and that the records related thereto which have been furnished by the Borrower to the Lender are true, correct, accurate and complete in all material respects.

            (vii) Borrower has neither done any act nor failed to do any act which might prevent Lender from, or limit Lender in, acting under any of the provisions of this Mortgage or which might cause Borrower to be estopped from exercising any of its rights under the

Ground Lease.

            (viii)Borrower has full power and authority to execute and deliver this Mortgage and said execution and delivery has been duly authorized and does not conflict with or constitute a default under the Ground Lease or any other agreement, indenture or other instrument binding upon the Borrower or the Premises.

      (e) Borrower shall not, without in each such event the prior written consent of Lender, enter into any agreements, whether written or oral, which purport to amend, modify, or vary the terms, conditions and provisions of the Ground Lease or which directly or indirectly waives or releases any lessor from the performance or observance by the lessor of any obligation or condition of the Ground Lease. The prior written consent of Lender shall be evidenced in the following manner: Lender must either (i) join in the execution of such amendment, modification of variance shall be thereupon recorded in the real estate records in the state and county in which the Land is located, or (ii) Lender's written consent shall be executed in recordable form, attaching thereto a true, correct and complete copy of such amendment, modification or variance, and which document indicating such consent of Lender shall be thereupon recorded in the real estate records in the state and county in which the Land is located. Any such purported amendment, modification or variance entered into by Borrower and such lessor under the Ground Lease without the prior written consent of Lender evidenced in such manner shall be null and void ab initio and shall be of no force and effect.

      (f) Borrower shall duly and punctually perform all covenants, duties, obligations and agreements of Borrower under that certain Escrow Agreement of even date herewith between Borrower, ___________ and ______________, as Escrow Agent, and under any replacement escrow agreements or other agreements or obligations related to the payment of rental under the Ground Lease hereafter entered into or agreed to by Borrower and any other parties interested in the Ground Lease. Provided further, however, that should Borrower fail to perform any of the covenants, duties, obligations or agreements of Borrower under such Escrow Agreement or such other agreements in strict accordance with the terms, conditions and provisions thereof, said failure shall constitute an Event of Death hereunder.

      (g) In addition to the foregoing and not in limitation thereof, in the event of a failure or default by Borrower in the observance or performance of any one or more of the covenants and obligations of the lessee under the Ground Lease or in the event that the Ground Lease otherwise becomes subject to, or threatened with, termination or cancellation, such default or condition or occurrence shall constitute a default hereunder and under the Note and Secured Indebtedness secured hereby and, in any such event, Lender, at Lender's sole option, may, in addition to the other remedies provided herein in the event of a default hereunder, do any one or more of the following: (a) declare immediately due and payable the Note secured hereby and proceed to exercise any and all rights and remedies available to Lender hereunder and under said Note, at law or in equity; (b) and to enter in and upon the Premises or any part thereof to such extent and as often as Lender, in its sole discretion, deems necessary or desirable in order to prevent or cure any default or event of default by Borrower. Lender may pay and expend such sums of money as Lender, in its sole discretion, deems necessary for any such purpose, including, but not limited to the payment of any rental amounts or other sums due under the Ground Lease, and Lender may proceed to perform any and all obligations of the Borrower contained in the Ground Lese and exercise any and all rights of Borrower therein contained as fully as the Borrower itself could, and upon so doing shall be subrogated to any and all rights of Borrower as Lessee under the Ground Lease, and Borrower hereby agrees to pay to Lender immediately and without demand, all such sums so paid and expended by Lender, together with interest thereon from the date of such payment at the default rate set forth in the Note, which sums shall be secured by this Mortgage. Borrower hereby appoints and constitutes Lender as Borrower's duly authorized attorney in fact to make advances under this Mortgage for any purpose described in this paragraph and to take any other action referenced in this Mortgage, and such power is coupled with an interest and is irrevocable by death or otherwise.

      (h) New Ground Lease with Lender. If the Ground Lease shall be terminated prior to the natural expiration of its term due to an event of default thereunder, and if, pursuant to any provision of the Ground Lease, the Lender or its designee shall acquire from the Lessor under the Ground Lease a new lease of the Premises and the Improvements, the Borrower shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

      (i) No Merger of Fee and Leasehold Estates. So long as any portion of the Secured Indebtedness shall remain unpaid, and unless the Lender shall otherwise consent, the fee title to the Premises and the Improvements and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in the Borrower or in any other person, by purchase, operation of law or otherwise. If the Lender shall acquire the fee title to the Premises and the Improvements and the leasehold estate therein created pursuant to the provisions of the Ground Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Lender shall elect to merge such estates.

            IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Grantor (and said person or persons hereby represent that they possesses full power and authority to execute this instrument).

            THE GRANTOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE
GRANTOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS LEASEHOLD
DEED.

Signed, sealed and delivered            Borrower:
in the presence of:                     COUNTRY STAR RESTAURANTS, INC.,
                                        a Delaware corporation.

/s/ Pauline Probst                      By /s/  Peter Feinstein
-----------------------------              -----------------------------
Witness
                                        Its ______ President


                                        Attest: /s/ Robert Schuster
                                               -------------------------

                                        Its:   /s/ Secretary
                                               -------------------------

AFFIX CORPORATE SEAL

               [SIGNATURE PAGE OF GEORGIA OPEN END LEASEHOLD DEED]

STATE OF CALIFORNIA                 )
                                    )     SS.
COUNTY OF LOS ANGELES               )


      I, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Robert Schuster , and Peter Feinstein personally known to me to be Secretary and President of Country Star Restaurant, Inc., a Delaware corporation, and personally known to me to be the same persons whose name are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as such, as a free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

      GIVEN under my hand and Notarial Seal this 30 day of January , 1997.

                                             /s/     Pauline Probst
                                             ------------------------------
                                                      Notary Public

My Commission Expires:
     8 - 8 - 2000
------------------------

                                                    Pauline Probst
                                                 Commission #1108108
                                              Notary Public--California
                                                  Los Angeles County
                                             My Comm. Expires Aug 8, 2000

                                    EXHIBIT A

                           Legal Description of Land:

                                    EXHIBIT B

                         Permitted Exceptions to Title:

            Those  title  exceptions   numbered  _______  and  listed  on  title
commitment dated February ___, 1997, issued by Ticor Title Insurance Corporation for the property described on Exhibit A hereof.


                                       24